Exhibit 2.1

AMENDMENT NO. 3

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 3 (this “Amendment”) dated as of January 21, 2026, is the third amendment to that certain AGREEMENT AND PLAN OF MERGER (as amended by that certain Amendment No. 1 to the Merger Agreement, dated as of June 26, 2024, and as further amended by that certain Amendment No. 2 to the Merger Agreement, dated as of May 14, 2025, the “Meger Agreement”), dated as of June 7, 2024, by and among (i) Bayview Acquisition Corp, a Cayman Islands exempted company (“SPAC”), (ii) Oabay Inc, a Cayman Islands exempted company (the “Company”), (iii) Oabay Holding Company, a Cayman Islands exempted company (“PubCo”), (iv) Bayview Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) Oabay Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 3”), (vi) Bayview Holding LP and Peace Investment Holdings Limited, each a Delaware limited partnership (collectively, “Sponsor”), and (vii) BLAFC Limited, a business company limited by shares in the British Virgin Islands (“Principal Shareholder”) (collectively, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, pursuant to Section 15.2 of the Merger Agreement, the Merger Agreement may be amended prior to the Acquisition Merger Effective Time only by a duly authorized agreement in writing executed by the SPAC and the Company; and

WHEREAS, the Parties desire to further amend and restate Section 13.1(b) of the Merger Agreement, so that it reads in its entirety as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendment of Section 13.1(b). Section 13.1(b) of the Merger Agreement is hereby amended and restated so that it reads in its entirety as follows:

“(b) by either SPAC or the Company if the Acquisition Closing shall not have occurred on or before June 15, 2026 (the “Outside Closing Date”); provided that the right to terminate this Agreement pursuant to this Section 13.1(b) shall not be available to any party whose breach of or failure to perform any provision of this Agreement has been the primary cause of the failure of the Acquisition Closing to be consummated before the Outside Closing Date;”

2.	Merger Agreement Remains in Effect. Except as amended by this Amendment, the Merger Agreement shall remain in full force and effect, in accordance with the terms and conditions thereof.

3.	Miscellaneous. Articles XII and XV of the Merger Agreement are hereby incorporated by reference, mutatis mutandis.

[The remainder of this page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

SPAC:

BAYVIEW ACQUISITION CORP

By:	/s/ Xin Wang
Name:	Xin Wang
Title:	CEO

Sponsor:

BAYVIEW HOLDING LP

By:	/s/ Taylor Zhang
Name:	Taylor Zhang
Title:	Manager

PEACE INVESTMENT HOLDINGS LIMITED

By:	/s/ Pengfei Zheng
Name:	Pengfei Zheng
Title:	Director

[Signature Page to Amendment No. 3 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PubCo:

OABAY HOLDING COMPANY

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

Merger Sub 1:

BAYVIEW MERGER SUB 1 LIMITED

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

Merger Sub 3:

OABAY MERGER SUB LIMITED

By:	/s/ Yuk Man Lau
Name:	Yuk Man Lau
Title:	Director

[Signature Page to Amendment No. 3 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

OABAY INC

By:	/s/ Xiaoling Li
Name:	Xiaoling Li
Title:	Director

Principal Shareholder:

BLAFC LIMITED

By:	/s/ Xiaoling Li
Name:	Xiaoling Li
Title:	Director

[Signature Page to Amendment No. 3 to Agreement and Plan of Merger]